Exhibit 10.1

Execution Version

SERIES A PREFERRED UNIT

PURCHASE AGREEMENT

among

PLAINS ALL AMERICAN PIPELINE, L.P.

and

THE PURCHASERS PARTY HERETO

i

ii

EXHIBIT C — Form of Director Designation Amendment

SCHEDULE A — Purchase Price Allocation

SCHEDULE B — Material Subsidiaries

iii

SERIES A PREFERRED UNIT PURCHASE AGREEMENT

This SERIES A PREFERRED UNIT PURCHASE AGREEMENT, dated as of January 12, 2016 (this “Agreement”), is entered into by and among PLAINS ALL AMERICAN PIPELINE, L.P., a Delaware limited partnership (the “Partnership”), and the purchasers set forth in Schedule A hereto (the “Purchasers”).

WHEREAS, the Partnership desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Partnership, certain of the Partnership’s Series A Preferred Units (as defined below), in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership has agreed to provide the Purchasers with certain registration rights with respect to the Conversion Units (as defined below) and the Additional Conversion Units (as defined below) underlying the Series A Preferred Units acquired pursuant hereto and the PIK Units (as defined below), respectively.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                                                           Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Additional Conversion Units” means the Common Units issuable upon conversion of any PIK Units.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) the GP Entities or the Plains Entities, on the one hand, and any Purchaser, on the other, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by a Purchaser or its Affiliates, shall be considered an Affiliate of such Purchaser.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law or other governmental action to close.

“Closing” has the meaning specified in Section 2.01.

“Closing Date” means January 28, 2016.

“Code” has the meaning specified in Section 3.14.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means common units representing limited partner interests in the Partnership.

“Confidentiality Agreements” means the Confidentiality Agreements, dated on or about December 28, 2015, entered into by the Partnership and each of the Purchasers or their Affiliates, as applicable, as may be amended from time to time.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Conversion Units” means the Common Units issuable upon conversion of the Purchased Units.

“Credit Facilities” means the Hedged Inventory Facility, the PAA Facility, the Plains AAP Facility and the 364-Day Facility.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Director Designation Amendment” means the amendment to the Sixth Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of October 21, 2013, to be executed and adopted in connection with the Closing, in substantially the form attached hereto as Exhibit C.

“Environmental Law” means any Laws pertaining to protection of the environment (including natural resources), the prevention of pollution, the remediation of contamination, the restoration of environmental quality, or occupational health and workplace safety, including all Laws addressing any release into the environment of, any exposure to, or any remediation of Hazardous Substance.

“Environmental Permits” means all approvals, authorizations, consents, licenses, permits, variances, waivers, exemptions, registrations of a Governmental Authority required under any Environmental Laws for the operation of the business of the Plains Entities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Fifth A&R LPA” has the meaning specified in Section 2.02(a)(ii).

“Funding Obligation” means an amount equal to the Purchase Price multiplied by the number of Purchased Units to be purchased by the Purchaser on the Closing Date, as set forth opposite a Purchaser’s name on Schedule A.

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof; provided that for the financial statements of the Partnership prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

“General Partner” means PAA GP LLC, a Delaware limited liability company and the general partner of the Partnership.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership means a Governmental Authority having jurisdiction over the GP Entities and the Plains Entities or any of their respective Properties.

“GP Entities” means, collectively, the General Partner, GP LLC and Plains AAP.

“GP LLC” means Plains All American GP LLC, a Delaware limited liability company and the general partner of Plains AAP.

“Hazardous Substances” means (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (c) any petroleum, petroleum products, natural gas, oil and gas waste, and oil and any components or derivatives thereof, (d) any polychlorinated biphenyl, and (e) any pollutant, contaminant or hazardous or toxic, material, waste or substance regulated under any other Environmental Law.

“Hedged Inventory Facility” means the Third Amended and Restated Credit Agreement dated August 19, 2011, as amended, among Plains Marketing, L.P., Bank of America, N.A., as administrative agent thereunder, and the lenders from time to time party thereto

“Incentive Distribution Rights” has the meaning specified in Section 3.02(a).

“Indemnified Party” has the meaning specified in Section 6.03(b).

“Indemnifying Party” has the meaning specified in Section 6.03(b).

“Indenture” means that certain indenture dated as of September 25, 2002, among the Partnership, PAA Finance Corp., a Delaware corporation, and U.S. Bank National Association, as successor trustee, as amended and supplemented from time to time.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lead Purchaser” means EnCap Energy Capital Fund X, L.P., in its capacity as lead purchaser for the Purchasers under this Agreement.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means any change, event or effect that, individually or together with any other changes, events or effects, has or would reasonably be expected to have a material adverse effect on (a) the condition (financial or otherwise), business, prospects, properties, assets, net worth or results of operations of the Plains Entities, taken as a whole, or (b) the ability of the Partnership or the General Partner to perform their obligations under the Transaction Documents; provided, however, that a Material Adverse Effect shall not include any adverse effect on the foregoing to the extent such adverse effect results from, arises out of, or relates to (i) a general deterioration in the economy or changes in the general state of the markets or industries in which any of the GP Entities or the Plains Entities operates (including, for the avoidance of doubt, adverse changes (A) in commodity prices, (B) in capital spending by energy sector participants or their customers, (C) in production profiles in oil and gas producing basins in North America and (D) otherwise associated with the effects of current distress in the energy sector and the resulting effect on the Plains Entities, taken as a whole), except to the extent that such entities, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (ii) any deterioration in the condition of the capital markets or any inability on the part of the Plains Entities to access the capital markets, (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, (iv) any change in accounting requirements or principles imposed upon any of the GP Entities or the Plains Entities or their respective businesses or any change in applicable Law, or the interpretation thereof, other than a change that would result in the Partnership being treated as a corporation for federal Tax purposes, (v) any change in the credit rating and/or outlook of any of the Plains Entities or any of their securities (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred), (vi) changes in the market price or trading volume of the Common Units (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred) or (vii) any failure of the Partnership to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period (except that the underlying causes of any such failures may be considered in determining whether a Material Adverse Effect has occurred).

“Material Subsidiaries” means the subsidiaries of the Partnership listed on Schedule B attached hereto.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“PAA Facility” means the Credit Agreement dated as of August 19, 2011, as amended, by and among the Partnership, certain Subsidiaries of the Partnership from time to time party thereto and Bank of America, N.A., as administrative agent, and the other lenders party thereto.

“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Partnership Agreement” means Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 17, 2012, as amended from time to time in accordance with the terms thereof, including as the context requires, the Fifth A&R LPA.

“Partnership Related Parties” has the meaning specified in Section 6.02.

“Permits” means any approvals, authorizations, consents, licenses, permits, variances, waivers, grants, franchises, concessions, exemptions, orders, registrations or certificates of a Governmental Authority.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“PIK Units” means additional Series A Preferred Units issued by the Partnership to the Purchasers as in-kind distributions pursuant to the terms of the Fifth A&R LPA.

“Pipeline Safety Law” means any Law applicable to the Plains Entities or the operation of their business in any way relating to the safety of owning, operating or managing pipelines or other facilities used for processing, storing or transporting natural gas, liquids, oil or their by-products, including, but not limited to, the Pipeline Inspection, Protection, Enforcement and Safety Act (49 U.S.C. Chapter 601), the Hazardous Liquid Pipeline Safety Act (49 U.S.C. Chapter 601), the Natural Gas Pipeline Safety Act (49 U.S.C. Chapter 601) and the Pipeline Safety Improvement Act (49 U.S.C. Chapter 601).

“Plains AAP” means Plains AAP, L.P., a Delaware limited partnership, which owns a 100% membership interest in the General Partner.

“Plains AAP Facility” means the Second Amended and Restated Credit Agreement dated September 26, 2013, as amended, by and among Plains AAP, Citibank, N.A., as administrative agent, and the lenders party thereto.

“Plains Entities” means, collectively the Partnership and the Partnership’s majority owned Subsidiaries.

“Plains SEC Documents” has the meaning specified in Section 3.03.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchase Price” has the meaning specified in Section 2.01.

“Purchased Units” has the meaning specified in Section 2.01.

“Purchaser Related Parties” has the meaning specified in Section 6.01.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, between the Partnership and the Purchasers, in the form agreed by the parties as of the date hereof.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Rights-of-Way” has the meaning specified in Section 3.25.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series A Preferred Units” means the Partnership’s Series A Preferred Units.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Tax Return” has the meaning specified in Section 3.22(b).

“Taxes” has the meaning specified in Section 3.22(b).

“Third-Party Claim” has the meaning specified in Section 6.03(b).

“Total Funding Obligation” means the sum of all of the Purchaser’s Funding Obligations.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Fifth A&R LPA, the Director Designation Amendment and any and all other agreements or instruments executed and delivered to the Purchasers by the Partnership or the General Partner hereunder or thereunder, as applicable.

“Transaction Fee” has the meaning specified in Section 8.01.

“364-Day Facility” means the 364-Day Credit Agreement dated January 16, 2015, as amended, by and among the Partnership, Bank of America, N.A., as administrative agent, and the lenders party thereto.

Section 1.02                                                           Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Partnership and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II
AGREEMENT TO SELL AND PURCHASE

Section 2.01                                                           Closing. On the Closing Date, subject to the terms and conditions hereof, each Purchaser hereby agrees to purchase from the Partnership, and the Partnership hereby agrees to issue and sell to each Purchaser, the number of Series A Preferred Units under the Purchased Units column set forth opposite each Purchaser’s name on Schedule A (the “Purchased Units”) for a cash purchase price of $26.25 per Series A Preferred Unit (the “Purchase Price”); provided, however, that EMG Fund IV PAA Holdings, LLC may, upon delivery of written notice to the Partnership that is received by the Partnership on or before 5:00 pm on January 14, 2016 Houston, Texas time, increase the number of Purchased Units to be purchased by it on the Closing Date by up to an additional 3,887,269 Purchased Units, and upon the timely receipt by the Partnership of such notice Schedule A shall be deemed to have been amended to reflect the increased number of Purchased Units and associated Funding Obligation for EMG Fund IV PAA Holdings, LLC, as applicable based on such notice.  The consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place on Closing Date at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Suite 2500, Houston, Texas 77002.

Section 2.02                                                           Deliveries at the Closing.

(a)                                 Deliveries of the Partnership at the Closing. At the Closing, the Partnership shall deliver or cause to be delivered to the Purchasers:

(i)                                     An opinion from Vinson & Elkins L.L.P., counsel for the Partnership, in substantially the form attached hereto as Exhibit A, which shall be addressed to the Purchasers and dated the Closing Date;

(ii)                                  An executed copy of the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, in the form agreed by the parties as of the date hereof (the “Fifth A&R LPA”);

(iii)                               A “Supplemental Listing Application” approving the Conversion Units for listing by the NYSE;

(iv)                              Evidence of issuance of the Purchased Units credited to book-entry accounts maintained by the Partnership, bearing a restrictive notation meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement or the Delaware LP Act and applicable federal and state securities laws;

(v)                                 A certificate of the Secretary or Assistant Secretary of GP LLC, on behalf of the Partnership, dated the Closing Date, certifying as to and attaching (A) the certificate of formation of the Partnership, (B) the Partnership Agreement, (C) board resolutions authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units, the PIK Units and the Conversion Units, and (D) the incumbency of the officers authorized to execute the Transaction Documents on behalf of the Partnership or the General Partner, as applicable, setting forth the name and title and bearing the signatures of such officers;

(vi)                              A cross-receipt executed by the Partnership and delivered to the Purchasers certifying that it has received from the Purchasers an amount in cash equal to the Total Funding Obligation and that the Partnership has paid to the Purchasers the Transaction Fee (which payment will be made by netting the Transaction Fee due to each Purchaser from such Purchaser’s Funding Obligation);

(vii)                           A duly executed waiver of the General Partner with respect to certain of its rights under the Partnership Agreement, in substantially the form attached hereto as Exhibit B;

(viii)                        The Registration Rights Agreement, which shall have been duly executed by the Partnership;

(ix)                              The Director Designation Amendment, which shall have been duly executed by Plains GP Holdings, L.P., a Delaware limited partnership; and

(x)                                 Such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their counsel may reasonably request.

(b)                                 Deliveries of Each Purchaser at the Closing. At the Closing, each Purchaser shall deliver or cause to be delivered to the Partnership:

(i)                                     The Registration Rights Agreement, which shall have been duly executed by such Purchaser;

(ii)                                  A cross-receipt executed by such Purchaser and delivered to the Partnership certifying that it has received from the Partnership the number of Series A Preferred Units set forth opposite such Purchaser’s name on Schedule A;

(iii)                               Payment of such Purchaser’s Funding Obligation (which payment will be made by netting the Transaction Fee due to such Purchaser from such Purchaser’s Funding Obligation) payable by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Partnership; and

(iv)                              Such other documents relating to the transactions contemplated by this Agreement as the Partnership or its counsel may reasonably request.

Section 2.03                                                           Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Each Purchaser acknowledges by executing this Agreement that such Purchaser is irrevocably committed to purchase the Purchased Units in accordance with the terms of this Agreement, and such purchase is not subject to any conditions precedent other than the deliverables contemplated by Section 2.02(a).  The failure or waiver of performance under any Transaction Document of any Purchaser by the Partnership does not excuse performance by any other Purchaser and the waiver of performance of the Partnership by any Purchaser does not excuse performance by the Partnership with respect to each other Purchaser. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 2.04                                                           Further Assurances. From time to time after the date hereof, without further consideration, the Partnership and each Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES AND
COVENANTS RELATED TO THE PARTNERSHIP

As of the date hereof, the Partnership represents and warrants to and covenants with the Purchasers as follows:

Section 3.01                                                           Existence.

(a)                                 Each of the Partnership, GP Entities and Material Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority to own or lease its Properties and assets and to conduct the businesses in all material respects which it is engaged, and is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) reasonably be expected to have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(b)                                 None of the Partnership, the GP Entities or the Material Subsidiaries is in violation of its Organizational Documents in any material respect.

(c)                                  The partnership agreement or limited liability company agreement, as applicable, of each of the Partnership, the GP Entities and the Material Subsidiaries has been, and in the case of the Fifth A&R LPA for the Partnership, at the Closing will be, duly authorized, executed and delivered by any GP Entity or Plains Entity party thereto and is, and in the case of the Fifth A&R LPA, at the Closing will be, a valid and legally binding agreement of such party thereto, enforceable against such party thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.02                                                           Capitalization and Valid Issuance of Units.

(a)                                 As of the date hereof, and prior to the issuance and sale of the Purchased Units, the issued and outstanding limited partner interests of the Partnership consist of 397,727,624 Common Units and the incentive distribution rights (as defined in the Partnership Agreement, the “Incentive Distribution Rights”). All outstanding Common Units, Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(b)                                 Through their ownership of the equity interests of the General Partner, the GP Entities hold a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such interest free and clear of all Liens (except (i) as disclosed in the Plains SEC Documents, (ii) for Liens created, arising under or securing any of the Credit Facilities, (iii) for Liens arising under the Partnership Agreement or the Delaware LP Act and (iv) such as would not reasonably be expected to result in a change of control of the Partnership or reasonably be expected to materially adversely affect the ability of the Plains Entities considered as a whole to conduct their businesses as currently conducted).

(c)                                  The Purchased Units being purchased by the Purchasers hereunder and the limited partner interests represented thereby will be duly authorized by the Partnership pursuant to the Partnership Agreement prior to the Closing and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections

17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement or this Agreement and under applicable state and federal securities laws, (ii) such Liens as are created by the Purchasers, and (iii) such Liens as arise under the Partnership Agreement or the Delaware LP Act.

(d)                                 Except for preemptive rights that have been waived or as disclosed in the Plains SEC Documents, there are no persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Purchased Units; and, except (i) for the Purchased Units to be issued pursuant to this Agreement, (ii) for awards issued pursuant to the Partnership’s long-term incentive plans or (iii) as disclosed in the Plains SEC Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in the Partnership are outstanding.

(e)                                  Upon issuance in accordance with this Agreement and the Partnership Agreement, the PIK Units, the Conversion Units and the Additional Conversion Units will be duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws, (ii) such Liens as are created by the Purchasers, and (iii) such Liens as arise under the Partnership Agreement or the Delaware LP Act.

Section 3.03                                                           General Partners. Each Plains Entity or GP Entity that serves as a general partner of another Plains Entity or GP Entity has full corporate or limited liability company power and authority, as the case may be, to serve as general partner of such Plains Entity or GP Entity, in each case in all material respects, as disclosed in the Plains SEC Documents.

Section 3.04                                                           Ownership of the Material Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Material Subsidiary (a) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Material Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Material Subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable, and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s corporate, partnership or limited liability company statute, if any, as applicable) and (b) are owned, directly or indirectly, by the Partnership, free and clear of all Liens. The Subsidiaries other than the Material Subsidiaries would not have, individually or in the aggregate, accounted for (i) more than 10% of the total assets of the Plains Entities, taken as a whole, as of the most recent fiscal year end or (ii) more than 10% of the net income of the Plains Entities, taken as a whole, for the most recent fiscal year.

Section 3.05                                                           Plains SEC Documents. Except as disclosed in the Plains SEC Documents, since January 1, 2015, the Partnership’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “Plains SEC Documents”) have been filed with the Commission on a timely basis. The Plains SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Plains SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements of the Partnership and other financial information included in the Plains SEC Documents were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal and recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows of the Partnership and its consolidated Subsidiaries for the periods then ended. The independent auditor of the Partnership as of the date of the most recent audited balance sheet of the Partnership is an independent registered public accounting firm with respect to the Partnership and has not resigned or been dismissed as independent registered public accountants of the Partnership as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Since the date of the most recent balance sheet of the Partnership audited by such auditor, (i) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Plains SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto and (ii) based on an annual evaluation of disclosure controls and procedures, the Partnership is not aware of (x) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.

Section 3.06                                                           No Material Adverse Change. Except as expressly set forth in or contemplated by the Plains SEC Documents, since September 30, 2015 through the date hereof no Material Adverse Effect has occurred.

Section 3.07                                                           No Registration Required. Assuming the accuracy of the representations and warranties of each Purchaser contained in Article IV, the issuance and sale of the Purchased Units pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Partnership nor, to the knowledge of the Partnership, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.08                                                           No Registration Rights. None of the sale of the Series A Preferred Units as contemplated by this Agreement, the entry into the Registration Rights Agreement and the filing of any registration statement contemplated by the Registration Rights Agreement give rise to any rights for or relating to the registration of any other securities of the Partnership, except such rights as have been waived or satisfied.

Section 3.09                                                           Litigation. Except as set forth in the Plains SEC Documents, there are (i) no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against any of the Plains Entities or the GP Entities or to which any Property or asset of any such entity is subject and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership, the GP Entities or the Material Subsidiaries is or may be subject, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Transaction Documents or the right of any of the Partnership or the General Partner to enter into any of the Transaction Documents or to consummate the transactions contemplated hereby and thereby and, to the knowledge of the Partnership, no such proceedings are threatened by Governmental Authorities or others.

Section 3.10                                                           No Default. (i) None of the Partnership, the GP Entities or the Material Subsidiaries is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any Governmental Authority having jurisdiction over it and (ii) none of the Partnership, the GP Entities or the Material Subsidiaries is in breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership or the GP Entities to perform its obligations under the Transaction Documents.

Section 3.11                                                           No Conflicts. None of (a) the offering, issuance and sale by the Partnership of the Purchased Units and the application of the proceeds therefrom, (b) the execution, delivery and performance of the Transaction Documents, or (c) the consummation of the transactions contemplated thereby (i) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership or the GP Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership or the GP Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, Law, Permit or regulation or any order, judgment, decree or injunction of any court or Governmental Authority or body having jurisdiction over of the Partnership or the GP Entities or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership or the GP Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

Section 3.12                                                           Authority; Enforceability. The Partnership has all requisite power and authority to issue, sell and deliver the Purchased Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. All partnership or limited liability company action, as the case may be, required to be taken by the GP Entities and the Partnership for the authorization, issuance, sale and delivery of the Purchased Units, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby shall have been validly taken. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Partnership’s issuance and sale of the Purchased Units to the Purchasers. Each of the Transaction Documents has been duly and validly authorized and has been or, with respect to the Transaction Documents to be delivered at the Closing, will be, validly executed and delivered by the Partnership or the General Partner, as the case may be, and constitutes, or will constitute, the legal, valid and binding obligations of the Partnership or the General Partner, as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 3.13                                                           Approvals. Excluding any matters covered by Section 3.08, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Partnership of any of the Transaction Documents or the Partnership’s issuance and sale of the Purchased Units, except (a) as required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, (b) as may be required under the state securities or “Blue Sky” Laws, or (c) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.14                                                           Distribution Restrictions. No Subsidiary is currently prohibited, directly or indirectly, from making any distributions to the Partnership or another Subsidiary, from making any other distribution on such Subsidiary’s equity interests, from repaying to the Partnership or its affiliates any loans or advances to such Subsidiary from the Partnership or its affiliates or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary, except (i) as described in or contemplated by the Plains SEC Documents, (ii) such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiary’s Organizational Documents and (iii) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

Section 3.15                                                           MLP Status. The Partnership has, for each taxable year ending after November 17, 1998, during which the Partnership was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Partnership expects to meet the gross income requirements of Section 7704(c)(2) of the Code for its taxable year ending December 31, 2016.

Section 3.16                                                           Investment Company Status. None of the Plains Entities is now, and immediately after the sale of the Purchased Units hereunder and the application of the net proceeds from such sale none of the Plains Entities will be, (i) an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (ii) a “gas utility,” within the meaning of Tex. Util. Code § 121.001 or (iii) a “public utility” or “utility” within the meaning of the Public Utility Regulatory Act of Texas or under similar laws of any state in which any such Plains Entity does business; other than in respect of any Plains Entity that is under the jurisdiction of the California Public Utility Commission.

Section 3.17                                                           Certain Fees. Except for fees to be paid by the Partnership to the Purchasers or their designee pursuant to this Agreement, no fees or commissions are or will be payable by the Partnership to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. The Partnership agrees that it will indemnify and hold harmless the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Partnership or alleged to have been incurred by the Partnership in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.18                                                           No Labor Disputes.  No labor dispute with the employees of any of the Plains Entities or the GP Entities exists or, to the knowledge of the Partnership, is imminent, that would reasonably be expected to have a Material Adverse Effect.

Section 3.19                                                           Insurance. The Partnership maintains or is entitled to the benefits of insurance from reputable insurers covering its properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect it and its businesses in a commercially reasonable manner.  All such insurance is outstanding and duly in force on the date hereof, except for such insurance for which the failure to be outstanding and duly in force would not reasonably be expected to have a Material Adverse Effect.

Section 3.20                                                           Books and Records; Sarbanes-Oxley Compliance.

(a)                                 The Partnership maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Partnership consolidated financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b)                                 The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a- 15(e) and 15d-15(e) under the Exchange Act), which are designed to provide reasonable assurance that material information required to be disclosed by the Partnership in reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Partnership’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. The Partnership has carried out evaluations of the effectiveness of its disclosure controls and procedures as of the end of the most recently completed fiscal quarter covered by the Partnership’s periodic reports filed with the Commission, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(c)                                  The Partnership and, to the Partnership’s knowledge, GP LLC’s directors or officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.21                                                           Listing and Maintenance Requirements. The Common Units are listed on the NYSE, and the Partnership has not received any notice of delisting. The issuance and sale of the Purchased Units and issuance of Common Units upon conversion of the Purchased Units does not contravene NYSE rules and regulations.

Section 3.22                                                           Taxes.

(a)                                 Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Plains Entities has prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate, (ii) each of the Plains Entities has timely paid all Taxes that are required to be paid by any of them, (iii) there are no audits, examinations, investigations, actions, suits, claims or other proceedings in respect of Taxes pending or threatened in writing nor has any deficiency for any Tax been assessed by any Governmental Authority in writing against any Plains Entity, and (iv) all Taxes required to be withheld by any Plains Entity have been withheld and paid over to the appropriate Tax authority (except, in the case of this clause (iv) or clause (i) or (ii) above, with respect to matters contested in good faith and for which adequate reserves have been established on the Partnership’s financial statements in accordance with GAAP). None of the Plains Entities has entered into any transaction that, as of the date of this Agreement, has been identified by the Internal Revenue Service in published guidance as a “listed transaction” as defined under Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

(b)                                 As used in this Agreement, (i) “Taxes” means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any

Governmental Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and including any liability in respect of any items described above as a transferee or successor, pursuant to Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any Contract and (ii) “Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

Section 3.23                                                           Compliance with Laws; Environmental Laws; Pipeline Safety Laws; Permits; and Environmental Permits.

(a)                                 None of the Plains Entities is in violation of any Law applicable to such entity, except as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Plains Entities possesses all Permits issued by the appropriate regulatory authorities necessary to own its properties and to conduct its business, except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Plains Entities has received any written notice of proceedings relating to the revocation or modification of any such Permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(b)                                 The Plains Entities have timely applied for or obtained and are in compliance with all such obtained material Environmental Permits required for their operations as currently conducted, except as (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) have been disclosed in Plains SEC Documents. The Partnership has not received written notice of any pending action or proceeding and, to the knowledge of the Partnership, no action or proceeding is threatened, to suspend, revoke, modify or terminate any Environmental Permit held by the Plains Entities that would have a Material Adverse Effect on the Plains Entities. The operations of the Plains Entities are in compliance with all applicable Environmental Laws and, to the knowledge of the Partnership, no occurrences or conditions currently exist that would reasonably be expected to adversely affect the Plains Entities’ continued compliance with such Environmental Laws and any Environmental Permits issued thereunder, except as (A) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) have been disclosed in Plains SEC Documents. There are no present claims asserted against any of the Plains Entities under applicable Environmental Laws, including claims relating to the release, spill or disposal of any Hazardous Substances resulting from the operations of the Plains Entities, except as such claims (1) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) have been disclosed in Plains SEC Documents. Notwithstanding any other provision of this Agreement, the representations and warranties set forth in this Section 3.23(b) are the only representations and warranties relating to Environmental Laws or Environmental Permits.

(c)                                  The operations of the Plains Entities are in compliance with all applicable Pipeline Safety Laws and, to the knowledge of the Partnership, no occurrences or conditions currently exist that would reasonably be expected to adversely affect the Plains Entities’

continued compliance with such Pipeline Safety Laws, except as (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) have been disclosed in Plains SEC Documents. Notwithstanding any other provision of this Agreement, the representations and warranties set forth in this Section 3.23(c) are the only representations and warranties relating to Pipeline Safety Laws.

(d)                                 Required Disclosures and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against any of the Plains Entities or the GP Entities, or to which any of the Plains Entities or the GP Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Plains SEC Documents but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Plains SEC Documents or to be filed as an exhibit to the Plains SEC Documents that are not described or filed as required by the Securities Act or the Exchange Act.

Section 3.24                                                           Title to Property. Each of the Plains Entities has good and indefeasible title to all real property (save and except for Rights-of-Way) and good title to all personal property described in the Plains SEC Documents as owned by such Plains Entity, free and clear of all Liens except such (a) as are described in the Plains SEC Documents, (b) as are created, arise under or secure the Hedged Inventory Facility, or (c) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.25                                                           Rights-of-Way. Each of the Plains Entities, directly or indirectly, has such consents, easements, rights-of-way or licenses (“Rights-of-Way”) from such persons as are necessary to conduct its business in the manner described in the Plains SEC Documents, subject to such qualifications as may be set forth in the Plains SEC Documents and except for such Rights-of-Way the failure of which to have obtained would not reasonably have been expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Plains Entities, directly or indirectly, has fulfilled and performed all its material obligations with respect to such Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such failures to perform, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Plains SEC Documents.

Section 3.26                                                           Form S-3 Eligibility. The Partnership is eligible to register the Conversion Units for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

Section 3.27                                                           FCPA. None of the Plains Entities or the GP Entities nor, to the knowledge of the Partnership, any director, officer, agent or employee of the Plains Entities or the GP Entities (in their capacity as director, officer, agent or employee) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

Section 3.28                                                           Money Laundering Laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Plains Entities or the GP Entities that involve allegations of money laundering is pending or, to the knowledge of the Partnership, threatened.

Section 3.29                                                           OFAC. None of the Plains Entities or the GP Entities nor, to the knowledge of the Partnership, any director, officer or employee of the Plains Entities or the GP Entities (in their capacity as director, officer or employee) has received notice that it is subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES AND
COVENANTS OF THE PURCHASERS

Each of the Purchasers, severally but not jointly, represents and warrants and covenants to the Partnership as follows:

Section 4.01                                                           Existence. Such Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02                                                           Authorization, Enforceability. Such Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. Each of the Transaction Documents has been duly executed and delivered by such Purchaser, where applicable, and constitutes legal, valid and binding obligations of such Purchaser; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.03                                                           No Breach. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by the Transaction Documents.

Section 4.04                                                           Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement, except for fees or commissions for which the Partnership is not responsible. Each Purchaser agrees that it will indemnify and hold harmless the Partnership from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.05                                                           Unregistered Securities.

(a)                                 Accredited Investor Status; Sophisticated Purchaser. Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Purchased Units and the Conversion Units. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Units and the Conversion Units.

(b)                                 Information. Such Purchaser and its Representatives have been furnished with all materials relating to the business, finances and operations of the Partnership that have been requested and materials relating to the offer and sale of the Purchased Units and Conversion Units that have been requested by such Purchaser. Such Purchaser and its Representatives have been afforded the opportunity to ask questions of the Partnership. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchasers and its Representatives shall modify, amend or affect such Purchasers’ right (i) to rely on the Partnership’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. Such Purchaser understands that its purchase of the Purchased Units involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Units.

(c)                                  Residency. Such Purchaser shall cooperate reasonably with the Partnership to provide any information necessary for any applicable securities filings.

(d)                                 Legends. Such Purchaser understands that, until such time as the Purchased Units have been registered pursuant to the provisions of the Securities Act, or the Purchased Units are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Units will bear a restrictive legend as provided in the Partnership Agreement. Each Purchaser understands that, until such time as the Conversion Units have been registered pursuant to the provisions of the Securities Act, or the Conversion Units are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Units will bear a restrictive legend as provided in the Partnership Agreement.

(e)                                  Purchase Representation. Such Purchaser is purchasing the Purchased Units for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser has been advised and understands that neither the Purchased Units nor the Conversion Units have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). Such Purchaser has been advised and understands that the Partnership, in issuing the Purchased Units, is relying upon, among other things, the representations and warranties of such Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(f)                                   Rule 144. Such Purchaser understands that there is no public trading market for the Purchased Units, that none is expected to develop and that the Purchased Units must be held indefinitely unless and until the Conversion Units and the Additional Conversion Units are registered under the Securities Act or an exemption from registration is available. Each Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(g)                                  Reliance by the Partnership. Such Purchaser understands that the Purchased Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Partnership is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Units and the Conversion Units issuable upon conversion thereof.

Section 4.06                                                           Sufficient Funds. Such Purchaser will have available to it at the Closing sufficient funds to enable such Purchaser to pay in full at the Closing the entire amount of such Purchaser’s Funding Obligation in immediately available cash funds.

ARTICLE V
COVENANTS

Section 5.01                                                           Conduct of Business. During the period commencing on the date of this Agreement and ending on the Closing Date, each of the Plains Entities will use commercially reasonable efforts to conduct its business in the ordinary course of business, preserve intact its existence and business organization, Permits, goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with the Plains Entities (or any of them), to the extent the Partnership believes in its sole discretion that such relationships are and continue to be beneficial to the Plains Entities and their businesses.

Section 5.02                                                           Listing of Units. Prior to the Closing, the Partnership will use its commercially reasonable efforts to obtain approval for listing, subject to notice of issuance, of the Conversion Units on the NYSE. The Partnership will use its commercially reasonable efforts to obtain approval for listing, subject to notice of issuance, of all Additional Conversion Units on the NYSE prior to each applicable date on which the PIK Units convertible into such Additional Conversion Units are distributed by the Partnership.

Section 5.03                                                           Cooperation; Further Assurances.  Each of the Partnership and the Purchasers shall use its respective commercially reasonable efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Each of the Partnership and the Purchasers agrees to execute and deliver all such documents or instruments, to take all appropriate action and to do all other things it determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the other to consummate the transactions contemplated by this Agreement.

Section 5.04                                                           Lock-up Agreement. Without the prior written consent of the Partnership, except as specifically provided in this Agreement, each Purchaser and its Affiliates shall not, (a) during the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Purchased Units (including any PIK Units received through distributions by the Partnership and any Conversion Units into which the Purchased Units or any such PIK Units may convert), (b) during the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to the Purchased Units (including any PIK Units received through distributions by the Partnership and any Conversion Units into which the Purchased Units or any such PIK Units may convert), (c) transfer any Purchased Units to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of any Purchased Units, regardless of whether any transaction described in clauses (a) through (c) above is to be settled by delivery of Series A Preferred Units, Common Units or other securities, in cash or otherwise, or (d) effect any transfer of Purchased Units or Conversion Units in a manner that violates the terms of the Partnership Agreement; provided, however, that such Purchaser may pledge all or any portion of its Purchased Units to any holders of obligations owed by the Purchaser, including to the trustee for, or Representative of, such holders; provided further, that such Purchaser may transfer any Purchased Units or PIK Units to an Affiliate of such Purchaser. Notwithstanding the foregoing, any transferee receiving any Purchased Units pursuant to this Section 5.04 shall (i) agree to the restrictions set forth in this Section 5.04 and (ii) to the extent still applicable, take all actions necessary to become a party to the Confidentiality Agreement between the transferee of such Purchased Units and the Partnership.

Section 5.05                                                           Tax Estimates. On or before March 1 of each year, the Partnership shall provide each Purchaser that continues to own Purchased Units a good faith estimate (and reasonable supporting calculations) of whether there was sufficient Unrealized Gain attributable to the Partnership property as of December 31 of the previous year such that, if any of such Purchaser’s Series A Preferred Units were converted to Common Units and such Unrealized Gain was allocated to such Purchaser pursuant to Section 5.5(d)(iii) of the Fifth A&R LPA

(taking proper account of allocations of higher priority), such Purchaser’s Capital Account in respect of its Common Units would be equal to the Per Unit Capital Amount for an Initial Common Unit without any need for corrective allocations under Section 6.2(i) of the Fifth A&R LPA.

In addition, following receipt of a written request from a Purchaser that continues to own Purchased Units, the Partnership shall provide such Purchaser with a good faith estimate (and reasonable supporting calculations) of whether there is sufficient Unrealized Gain attributable to the Partnership property on the date of such request such that, if any of such Purchaser’s Series A Preferred Units were converted to Common Units and such Unrealized Gain was allocated to such Purchaser pursuant to Section 5.5(d)(iii) of the Fifth A&R LPA (taking proper account of allocations of higher priority), Purchaser’s Capital Account in respect of its Common Units would be equal to the Per Unit Capital Amount for an Initial Common Unit without any need for corrective allocations under Section 6.2(i) of the Fifth A&R LPA.  Each Purchaser shall be entitled to make such a request not more than once per calendar year.

For purposes of this Section 5.05, all capitalized terms used but not defined herein shall have the meanings assigned to them in the Fifth A&R LPA.

ARTICLE VI
INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01                                                           Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Partnership contained herein to be true and correct in all material respects as of the date made (except to the extent any representation or warranty includes the word “material,” Material Adverse Effect or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, must have been true and correct) or (b) the breach of any covenants of the Partnership contained herein, provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Partnership shall constitute the date upon which such claim has been made. No Purchaser Related Party shall be entitled to recover special, indirect, exemplary, incidental, lost profits, speculative or punitive damages under this Section 6.01; provided, however, that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 6.01 for any such damages to the extent that such damages are direct damages in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims.

Section 6.02                                                           Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the GP Entities and their respective Representatives (collectively, “Partnership Related Parties”) from, costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by such Purchaser contained herein to be true and correct in all material respects as of the date made or (b) the breach of any of the covenants of such Purchaser contained herein, provided that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Partnership Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made; provided, further, that the liability of such Purchasers shall not be greater in amount than the sum of such Purchaser’s Purchase Price plus any distributions paid to such Purchaser with respect to the Purchased Units. No Partnership Related Party shall be entitled to recover special, indirect, exemplary, incidental, lost profits, speculative or punitive damages under this Section 6.02; provided, however, that such limitation shall not prevent any Partnership Related Party from recovering under this Section 6.02 for any such damages to the extent that such damages are direct damages in the form of diminution in value or payable to a third party in connection with any Third-Party Claims.

Section 6.03                                                           Indemnification Procedure.

(a)                                 A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VI, except as otherwise provided in Section 6.01 and Section 6.02.

(b)                                 Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such

Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than ten (10) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) Business Days of when the Indemnified Party provides written notice of a Third-Party Claim, failed (1) to assume the defense or employ counsel reasonably acceptable to the Indemnified Party and (2) notify the Indemnified Party of such assumption or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Section 6.03 are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

Section 6.04                                                           Tax Matters. All indemnification payments under this Article VI shall be adjustments to the Purchaser’s Purchase Price except as otherwise required by applicable Law.

ARTICLE VII
TERMINATION

Section 7.01                                                           Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)                                 by mutual written consent of the Partnership and the Purchasers representing a majority of the Purchased Units;

(b)                                 by written notice from either the Partnership or the Purchasers representing a majority of the Purchased Units if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action is or shall have become final and nonappealable; or

(c)                                  by written notice from the Partnership or a Purchaser, with respect to itself but not any other Purchaser, if the Closing does not occur by 11:59 p.m. on February 11, 2016 Houston, Texas time; provided, however, that no party may terminate this Agreement pursuant to this Section 7.01(c) if such party is, at the time of providing such written notice, in breach of any of its obligations under this Agreement.

Section 7.02                                                           Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 7.01:

(a)                                 except as set forth in Section 7.02(b), this Agreement shall become null and void and have no further force or effect, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination;

(b)                                 regardless of any purported termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Partnership and the Purchasers thereunder, this Section 7.02 and the provisions of Article VIII shall remain operative and in full force and effect as between the Partnership and the Purchasers, unless the Partnership and the Purchasers representing a majority of the Purchased Units execute a writing that expressly (with specific references to the applicable Articles, Sections or subsections of this Agreement) terminates such rights and obligations as between the Partnership and the Purchasers; and

(c)                                  each of the Confidentiality Agreements shall remain in effect until such Confidentiality Agreement expires in accordance with its terms.

ARTICLE VIII
MISCELLANEOUS

Section 8.01                                                           Expenses. Except as follows, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses:

(a)                                 Promptly following receipt of an invoice therefore containing reasonable supporting detail, the Partnership shall reimburse the Lead Purchaser for the reasonable fees and expenses of Baker Botts L.L.P. of up to $250,000 (with legal fees and expenses of Baker Botts L.L.P. in excess of $250,000 to be paid pro rata by all the Purchasers in proportion to the aggregate number of Purchased Units purchased by each); and

(b)                                 The Partnership shall pay to the Purchasers a transaction fee equal to 2.0% of the Total Funding Obligation (the “Transaction Fee”), pro rata. The Transaction Fee will be paid by netting such fee from each Purchaser’s Funding Obligation paid at the Closing;

provided, that for United States federal income tax purposes, payment of the Transaction Fee and the reimbursements described in Section 8.01(a) are, and will be treated by the parties as, adjustments to the Purchase Price paid by the Purchasers for the Purchased Units.

Section 8.02                                                           Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Partnership has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Partnership unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 8.03                                                           Survival of Provisions. The representations and warranties set forth in Section 3.01(a), Section 3.02, Section 3.12, Section 3.17, Section 4.01, Section 4.02, Section 4.04, and Sections 4.05(a) and (b)  hereunder shall survive the execution and delivery of this Agreement indefinitely and the other representations and warranties set forth herein shall survive for a period of eighteen (18) months following the Closing Date, regardless of any investigation made by or on behalf of the Partnership or the Purchasers. The covenants made in this Agreement or any other Transaction Document shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion or repurchase thereof. Regardless of any purported general termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Partnership and the Purchasers thereunder, and this Article VIII shall remain operative and in full force and effect as between the Partnership and each Purchaser, unless the Partnership and the applicable Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between the Partnership and such Purchaser.

Section 8.04                                                           No Waiver; Modifications in Writing.

(a)                                 Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)                                 Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document (except in the case of the Partnership Agreement for amendments adopted pursuant to Article XIII thereof) shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Partnership from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 8.05                                                           Binding Effect. This Agreement shall be binding upon the Partnership, each of the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 8.06                                                           Non-Disclosure.

(a)                                 Notwithstanding the foregoing, this Agreement shall not impact the terms and provisions of any of the Confidentiality Agreements. The Confidentiality Agreements shall continue to be in full force and effect, pursuant to the terms and conditions thereof.

(b)                                 Other than filings made by the Partnership with the Commission, the Partnership and any of its Representatives shall disclose the identity of, or any other information concerning the Purchasers or any of their respective Affiliates only after providing the Purchasers a reasonable opportunity to review and comment on such disclosure (with such comments being incorporated or reflected, to the extent reasonable, in any such disclosure); provided, however, that nothing in this Section 8.06 shall delay any required filing or other disclosure with the Commission, NYSE or any Governmental Authority or otherwise hinder the GP Entities’, the Plains Entities’ or their Representatives’ ability to timely comply with all laws or rules and regulations of the Commission, NYSE or other Governmental Authority.

(c)                                  Notwithstanding anything to the contrary in this Section 8.06, the Partnership and the GP Entities agree that the Purchasers may (i) publicize their ownership in the Partnership, as well as the identity of the Partnership, the size of the investment and its pricing terms with respect to the Series A Preferred Units on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (ii) display the Partnership’s corporate logo in conjunction with any such reference.

Section 8.07                                                           Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses

(a)                                 If to the Purchasers, to the addresses set forth on Schedule A, with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

910 Louisiana St.

Houston, Texas 77002
Attention: Joshua Davidson
Facsimile: (713) 229-2727
Email: joshua.davidson@bakerbotts.com

(b)                                 If to the Partnership:

Plains All American Pipeline, L.P.
333 Clay Street
Suite 1600
Houston, Texas 77002
Attention: Richard McGee
Email: rkmcgee@paalp.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.
1001 Fannin Street
Suite 2500
Houston TX 77002-6760
Attention: Alan Beck
Facsimile: (713) 615-5620
Email: abeck@velaw.com

or to such other address as the Partnership or the Purchasers may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.08                                                           Removal of Legend. In connection with a sale of the Purchased Units, PIK Units, Conversion Units or Additional Conversion Units by a Purchaser in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser or its broker shall deliver to the Partnership a broker representation letter providing to the Partnership any information the Partnership deems necessary to determine that the sale of such Units is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that the Purchaser is not an affiliate of the Partnership (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time the such Units have been held. Upon receipt of such representation letter, the Partnership shall promptly remove the notation of a restrictive legend in such Purchaser’s or the book-entry account maintained by the Partnership, including the legend referred to in Section 4.05, and the Partnership shall bear all costs associated therewith. At such time as the Purchased Units, PIK Units, Conversion Units or Additional Conversion Units have been sold pursuant to an effective registration statement under the Securities Act or have been held by any Purchaser for more than one year where such Purchaser is not, and has not been in the preceding three months, an affiliate of the Partnership (as defined in Rule 144 promulgated under the Securities Act), if the book-entry account of such Units still bears the notation of the restrictive legend referred to in Section 4.05, the Partnership agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.05 from such Units, and the Partnership shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of the Partnership (as defined in Rule 144 promulgated under the Securities Act), as well as a covenant to inform the Partnership if it should thereafter become an affiliate (as defined in Rule 144 promulgated under the Securities Act) and to consent to the notation of an appropriate restriction, and a certification as to the length of time such Units have been held. The Partnership shall cooperate with each Purchaser to effect the removal of the legend referred to in Section 4.05 at any time such legend is no longer appropriate.

Section 8.09                                                           Entire Agreement. This Agreement, the other Transaction Documents, the Confidentiality Agreements and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, the other Transaction Documents or the Confidentiality Agreements with respect to the rights granted by the Partnership or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth herein or therein. This Agreement, the other Transaction Documents, the Confidentiality Agreements and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 8.10                                                           Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.11                                                           Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.12                                                           Exclusive Remedy.

(a)                                 Each party hereto hereby acknowledges and agrees that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. If any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party subject to the terms hereof and in addition to any remedy at law for damages or other relief, may (at any time prior to the valid termination of this Agreement pursuant to Article VII) institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

(b)                                 The sole and exclusive remedy for any and all claims arising under, out of, or related to this Agreement or the transactions contemplated hereby, shall be the rights of indemnification set forth in Article VI only, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the parties hereto to the fullest extent permitted by Law.  Notwithstanding anything in the foregoing to the contrary, nothing in this Agreement shall limit or otherwise restrict a fraud claim brought by any party hereto or the right to seek specific performance pursuant to Section 8.12(a).

Section 8.13                                                           No Recourse Against Others.

(a)                                 All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Partnership and the Purchasers.  No Person other than the Partnership or the Purchasers, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Partnership and the Purchasers hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b)                                 Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Partnership and the Purchasers hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Partnership and the Purchasers disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 8.14                                                           No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Partnership, the Purchasers and, for purposes of Section 8.13 only, any member, partner, stockholder, Affiliate or Representative of the Partnership or the Purchasers, or any member, partner, stockholder, Affiliate or Representative of any of the foregoing, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.15                                                           Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC, its general partner

By:	Plains AAP, L.P., its sole member

By:	Plains All American GP LLC, its general partner

	By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Executive Vice President and Chief Financial Officer

[Signature page to Purchase Agreement]

ENCAP ENERGY CAPITAL FUND X, L.P.

By: EnCap Equity Fund X GP, L.P.,
General Partner of EnCap Energy Capital Fund X, L.P.

By: EnCap Investments L.P.,
General Partner of EnCap Equity Fund X GP, L.P.

By: EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ D. Martin Phillips
Name: D. Martin Phillips
Title: Authorized Signatory

ENCAP FLATROCK MIDSTREAM FUND III, L.P.

By: EnCap Flatrock Midstream Fund III GP, L.P.,
General Partner of EnCap Flatrock Midstream Fund III, L.P.

By: EnCap Flatrock Midstream Fund III GP, LLC
General Partner of EnCap Flatrock Midstream Fund III GP, L.P.

By:	/s/ William R. Lemmons, Jr.
Name: William R. Lemmons, Jr.
Title: Authorized Signatory

[Signature page to Purchase Agreement]

EMG FUND IV PAA HOLDINGS, LLC

By:	/s/ John T. Raymond
Name: John T. Raymond
Title: Chief Executive Officer

[Signature page to Purchase Agreement]

FR KA PLAINS HOLDINGS LLC

	By:	/s/ James C. Baker
Name: James C. Baker
Title: Authorized Person

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	KA Fund Advisors, LLC, as Manager

	By:	/s/ James C. Baker
Name: James C. Baker
Title: Managing Director

KAYNE SELECT MIDSTREAM RECOVERY FUND, L.P.
By:	Kayne Anderson Capital Advisors, L.P.,
as its General Partner

	By:	/s/ David Shladovsky
Name: David Shladovsky
Title: General Counsel

KAYNE ANDERSON MLP FUND, L.P.
By:	Kayne Anderson Capital Advisors, L.P.,
as its General Partner

	By:	/s/ David Shladovsky
Name: David Shladovsky
Title: General Counsel

KAYNE ANDERSON MIDSTREAM INSTITUTIONAL FUND, L.P.
By:	Kayne Anderson Capital Advisors, L.P.,
as its General Partner

	By:	/s/ David Shladovsky
Name: David Shladovsky
Title: General Counsel

[Signature page to Purchase Agreement]

KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, L.P.
By:	Kayne Anderson Capital Advisors, L.P.,
as its General Partner

	By:	/s/ David Shladovsky
Name: David Shladovsky
Title: General Counsel

KANTI (QP), L.P.
By:	Kayne Anderson Capital Advisors, L.P.,
as its General Partner

	By:	/s/ David Shladovsky
Name: David Shladovsky
Title: General Counsel

KAISER FOUNDATION HOSPITALS
By:	Kayne Anderson Capital Advisors, L.P.,
as its Manager

	By:	/s/ David Shladovsky
Name: David Shladovsky
Title: General Counsel

[Signature page to Purchase Agreement]

Schedule A

Purchase Price Allocation

Purchaser and Address	Purchased Units	Funding Obligation
EnCap Energy Capital Fund X, L.P. 1100 Louisiana, Suite 4900 Houston, TX 77002	10,884,354	$285,714,292.50

EnCap Flatrock Midstream Fund III, L.P. 1100 Louisiana, Suite 4900 Houston, TX 77002	10,884,354	$285,714,292.50

EMG Fund IV PAA Holdings, LLC c/o The Energy & Minerals Group LP 811 Main Street, Suite 4200 Houston, TX 77002 Attention: John T. Raymond and Laura L. Tyson Email: jraymond@emgtx.com; ltyson@emgtx.com	17,492,711	$459,183,663.75

FR KA Plains Holdings LLC 600 Travis Suite 6000 Attn: Gary D. Reaves Houston, TX 77002 Email: greaves@firstreserve.com; jbaker@kaynecapital.com	10,884,354	$285,714,292.50

Massachusetts Mutual Life Insurance Company 1800 Avenue of the Stars, 3rd Floor Attn: David Shladovsky Los Angeles, CA 90067 Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com	388,727	$10,204,083.75

Kayne Select Midstream Recovery Fund, L.P. 1800 Avenue of the Stars, 3rd Floor Attn: David Shladovsky Los Angeles, CA 90067 Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com	97,182	$2,551,027.50

Kayne Anderson MLP Fund, L.P. 1800 Avenue of the Stars, 3rd Floor Attn: David Shladovsky Los Angeles, CA 90067 Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com	485,909	$12,755,111.25

Kayne Anderson Midstream Institutional Fund, L.P. 1800 Avenue of the Stars, 3rd Floor Attn: David Shladovsky Los Angeles, CA 90067 Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com	388,727	$10,204,083.75

Schedule A-1

Kayne Anderson Non-Traditional Investments, L.P. 1800 Avenue of the Stars, 3rd Floor Attn: David Shladovsky Los Angeles, CA 90067 Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com	23,324	$612,255.00

Kanti (QP), L.P. 1800 Avenue of the Stars, 3rd Floor Attn: David Shladovsky Los Angeles, CA 90067 Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com	171,039	$4,489,773.75

Kaiser Foundation Hospitals 1800 Avenue of the Stars, 3rd Floor Attn: David Shladovsky Los Angeles, CA 90067 Email: dshladovsky@kaynecapital.com; jbaker@kaynecapital.com	3,887,269	$102,040,811.25

Total:	55,587,950	$1,459,183,687.50

Schedule A-2

Schedule B

Material Subsidiaries

Plains Marketing, L.P.

Plains Pipeline, L.P.

Pacific Pipeline System LLC

Plains Products Terminals LLC

Plains Midstream Canada ULC

Plains South Texas Gathering LLC

Plains West Coast Terminals LLC

Rocky Mountain Pipeline System LLC

Pine Prairie Energy Center, LLC

SG Resources Mississippi LLC

Plains LPG Services LP

Schedule B-1

EXHIBIT A

FORM OF OPINION OF VINSON & ELKINS L.L.P.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Series A Preferred Unit Purchase Agreement (the “Purchase Agreement”). The Partnership shall furnish to the Purchasers at the Closing an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to the Purchasers and dated the Closing Date in form satisfactory to the Purchasers, stating that:

(i) Each of the Partnership, the GP Entities and the subsidiaries of the Partnership listed on Schedule I hereto (the “Domestic Subsidiaries”) is validly existing and in good standing under the laws of its jurisdiction of formation. Each of the Partnership, the GP Entities and the Domestic Subsidiaries has all requisite limited liability company or partnership power and authority, as applicable, under the laws of its jurisdiction of formation necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Plains SEC Documents.

(ii) Except as have been waived or satisfied, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to the Organizational Documents of the Partnership or any agreement filed as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 or any Current Report or Quarterly Report filed thereafter to which the Partnership is a party or by which the Partnership may be bound.

(iii) The Purchased Units to be issued and sold to the Purchasers by the Partnership pursuant to the Purchase Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued in accordance with the terms of the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(iv) Assuming the distribution of the PIK Units is properly authorized by the board of directors of GP LLC and that the PIK Units are issued in accordance with the terms of the Partnership Agreement, the PIK Units will be duly authorized, validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(v) The Conversion Units have been duly authorized by GP LLC on behalf of the Partnership pursuant to the Partnership Agreement and, when issued upon conversion of the Purchased Units in accordance with the terms of the Partnership Agreement, will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

Exhibit A-1

(vi) No consent, approval, authorization, filing with or order of any federal or Delaware court, Governmental Authority or body having jurisdiction over the Partnership is required for the issuance and sale by the Partnership of the Purchased Units, the execution, delivery and performance by the Partnership of the Transaction Documents, or the consummation of the transactions contemplated by the Transaction Documents, except (i) as may be required in connection with the Partnership’s obligations under the Registration Rights Agreement to register the resale of the Conversion Units and the Additional Conversion Units under the Securities Act, (ii) those that have been obtained, (iii) as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion, or (iv) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect.

(vii) Assuming the accuracy of the representations and warranties of the Purchasers and the Partnership contained in the Purchase Agreement, the offer, issuance and sale of the Purchased Units by the Partnership to the Purchasers solely in the manner contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act; provided, however, that no opinion is expressed as to any subsequent sale or resale of the Purchased Units.

(viii) The Partnership is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ix) None of the offering, issuance or sale by the Partnership of the Purchased Units or the execution, delivery and performance of the Transaction Documents by the Partnership or the GP Entities, as the case may be, or the consummation of the transactions contemplated thereby will result in a breach or violation of (A) the Operative Documents of the Partnership or the GP Entities, as the case may be, (B) any agreement filed as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 or any Current Report or Quarterly Report filed thereafter, except for the Credit Facilities, or (C) the Delaware LP Act or U.S. federal law, which in the case of clauses (B) or (C) would be reasonably expected to have a Material Adverse Effect; provided, however, that we express no opinion pursuant to this paragraph (ix) with respect to any securities or other anti-fraud law.

(x) Each of Transaction Documents has been duly authorized and validly executed and delivered by the Partnership, the General Partner or Plains GP Holdings, L.P., as the case may be, and each of the Fifth A&R LPA and the Director Designation Amendment constitutes a valid and binding obligation of the General Partner or Plains GP Holdings, L.P., as the case may be, enforceable against such party in accordance with its terms, except insofar as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Exhibit A-2

Schedule I

Domestic Subsidiaries

Plains Marketing, L.P.

Plains Pipeline, L.P.

Pacific Pipeline System LLC

Plains Products Terminals LLC

Plains South Texas Gathering LLC

Plains West Coast Terminals LLC

Rocky Mountain Pipeline System LLC

Pine Prairie Energy Center, LLC

SG Resources Mississippi LLC

Plains LPG Services LP

Exhibit A-3

EXHIBIT B

FORM OF GENERAL PARTNER WAIVER

January [     ], 2016

PAA GP LLC (the “General Partner”), a Delaware limited liability company and the general partner of Plains All American Pipeline, L.P. (the “Partnership”), in its own capacity and in its capacity as the general partner of the Partnership, hereby waives any preemptive rights it may hold pursuant to Section 5.9 of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 17, 2012 (as amended, the “Partnership Agreement”), with respect to the Partnership’s privately negotiated Series A Preferred Unit Purchase Agreement, dated as of January 12, 2016, by and among the Partnership and each of the Purchasers set forth in Schedule A thereto (the “Purchase Agreement”), to issue and sell an aggregate of 55,587,950 Series A Preferred Units representing limited partner interests of the Partnership for a cash purchase price of $26.25 per Series A Preferred Unit.

IN WITNESS WHEREOF, the undersigned executes this General Partner Waiver, effective as of the date first above written.

PAA GP LLC

By:	Plains AAP, L.P., its sole member

By:	Plains All American GP LLC, its general partner

By:
Name:
Title:

Exhibit B-1

EXHIBIT C

FORM OF DIRECTOR DESIGNATION AMENDMENT

AMENDMENT NO. 1 TO THE SIXTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

PLAINS ALL AMERICAN GP LLC

This Amendment No. 1 (this “Amendment”) to the Sixth Amended and Restated Limited Liability Company Agreement of Plains All American GP LLC, a Delaware limited liability company (the “Company”), dated as of October 21, 2013 (as amended, the “Company Agreement”), is hereby adopted effective as of January [  ], 2016, by Plains GP Holdings, L.P., a Delaware limited partnership (the “Sole Member”), as the sole member of the Company.  Capitalized terms used but not defined herein are used as defined in the Company Agreement.

WHEREAS, Plains All American Pipeline, L.P. (the “MLP”) has entered into a Fifth Amended and Restated Agreement of Limited Partnership (the “MLP Partnership Agreement”), pursuant to which the MLP will issue Series A Convertible Preferred Units (the “Series A Preferred Units”); and

WHEREAS, pursuant to the MLP Partnership Agreement, the holders of such Series A Preferred Units shall have the right to designate (the “Series A Designation Right”) a Director to the Board upon the occurrence of a Series A Trigger Event (as such term is defined in the MLP Partnership Agreement);

NOW, THEREFORE, in order to accommodate the Series A Designation Right, the Sole Member does hereby amend the Company Agreement as follows:

Section 1.  Section 5.1(b) of the Company Agreement is hereby amended to add the following provisions:

(v)                                 If a Series A Trigger Event (as such term is defined in the MLP Partnership Agreement) occurs, then the Series A Preferred Unitholders (as such term is defined in the MLP Partnership Agreement) shall have the Series A Designation Right as set forth in the MLP Partnership Agreement, but such right shall be subject to the terms set forth in this Agreement.  The Board representative identified in the notice delivered by the Series A Preferred Unitholders shall be referred to herein as the “Series A Designated Director.”  The Series A Designated Director must, in the reasonable judgment of the Board, (i) have the requisite skill and experience to serve as a director of a public company in the energy sector, (ii) not be prohibited from serving as a director pursuant to any rule or regulation of the Commission or any national securities exchange on which the common units representing limited partner interests in the MLP (the “MLP’s Common Units”) are listed or admitted to trading, and (iii) not be an employee or director of any Competitor (as defined below); provided that an individual employed by a financial institution, fund or investment vehicle, who serves as a director of a portfolio company of such institution, fund or investment vehicle, which portfolio company is a Competitor, shall not be excluded from serving as a Series A Designated

Exhibit C-1

Director solely by virtue of such role as a director of such portfolio company. For purposes of the immediately preceding sentence the term “Competitor” shall mean any entity that (a) is an operating company (and not a financial institution) and (b) competes with the MLP in the transportation, storage, terminaling or marketing of crude oil, natural gas liquids or natural gas in the United States or Canada.  If the Series A Preferred Unitholders exercise their right to appoint a Series A Designated Director, the Board shall consist of nine individuals designated as Directors, until such Series A Designated Director is removed pursuant to Section 5.1(b)(vi) or Section 5.1(b)(vii).  Any Series A Designated Director shall have all the rights and duties of a Director otherwise serving hereunder.

(vi)                              Prior to a Designation Right Termination Event (as defined below), the Series A Designated Director may be removed or replaced by the Series A Purchasers (as defined in the MLP Partnership Agreement) at any time for any reason and by the Sole Member for “cause” (as defined below); and any vacancy occurring by reason of the death, disability, resignation, removal or other cessation of a person serving as a Series A Designated Director shall be filled by a vote of the Series A Preferred Unitholders holding a majority of the then outstanding Series A Preferred Units and the subsequent delivery of written notice to the Company. As used herein, “cause” means that the Series A Designated Director (i) is prohibited from serving as a director under any rule or regulation of the Commission or any national securities exchange on which the MLP’s Common Units are listed; (ii) while serving as the Series A Designated Director, is convicted by a court of competent jurisdiction of a felony; (iii) a court of competent jurisdiction has entered, a final, non-appealable judgment finding the Series A Designated Director liable for actual fraud or willful misconduct against the MLP (including, but not limited to, intentionally or willfully failing to observe any obligations of confidentiality to the MLP); (iv) is determined to have acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of the MLP; or (v) is terminated, removed or resigns for any reason from his or her position, if any, with any such Series A Preferred Unitholder at which the Series A Designated Director was employed at the time of his or her appointment as the Series A Designated Director. Any action by the Series A Preferred Unitholders to designate, remove or replace a Series A Designated Director shall be evidenced in writing furnished to the Company, shall include a statement that the action has been approved by a vote of the Series A Preferred Unitholders holding a majority of the then outstanding Series A Preferred Units and shall be executed by or on behalf of the Series A Unitholders.

(vii)                           Upon payment by the MLP to the Series A Preferred Unitholders of all accrued but unpaid distributions on the Series A Preferred Units then outstanding (a “Designation Right Termination Event”), the right of the Series A Preferred Unitholders to designate a Series A Designated Director shall automatically terminate (unless and until another Series A Trigger Event shall have occurred) and the Series A Designated Director then serving as a member of the Board shall, promptly upon (and in any event within two (2) Business Days following) receipt of a written request from the Board, resign as a member of the Board. If the Series A Designated Director does not resign upon such request, then a majority of the other directors then serving on the Board may remove the Series A Designated Director as a member of the Board.

Exhibit C-2

Section 2.  Section 8.2 of the Company Agreement is hereby amended to add the following provision:

(d)                                 Notwithstanding anything to the contrary contained herein, no amendment to Section 5.1(b)(v), Section 5.1(b)(vi), Section 5.1(b)(vii) or this Section 8.2(d) shall be effective without the consent of the Series A Preferred Unitholders holding a majority of the then outstanding Series A Preferred Units.

Section 3.  Except as hereby amended, the Company Agreement shall remain in full force and effect.

Section 4.  This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

Section 5.  If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be effected thereby.

Exhibit C-3

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

SOLE MEMBER:

PLAINS GP HOLDINGS, L.P.
By: PAA GP Holdings LLC, its general partner

By:
Name:	Richard K. McGee
Title:	Executive Vice President

Exhibit C-4